UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009 (December 7, 2009)

RINO International Corporation

(Exact name of Registrant as specified in charter)

Nevada	0 - 52549	26-4551943
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian,
People’s Republic of China 116100

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-411-87661222

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01    Other Events.

On December 7, 2009, RINO International Corporation (the “Company”) announced that it closed its previously announced sale of 3,252,032 shares (the “Shares”) of its common stock; Series A Common Stock Warrants, which are exercisable within six months of the closing date, to purchase up to an aggregate of 1,138,211 shares of Common Stock at an exercise price of $34.50 per Warrant (the “Series A Warrants”); and Series B Common Stock Warrants, which are exercisable beginning on the six month one day anniversary of the closing date until the one year one day anniversary of the closing date, to purchase up to an aggregate of 1,138,211 shares of Common Stock at an exercise price of $34.50 per Warrant (the “Series B Warrants”; together with the Series A Warrants, the “Warrants”). The purchase price for each common share together with Series A Warrants exercisable into 0.35 of a common share and Series B Warrants exercisable into 0.35 of a common share is $30.75 (the “Per Share Purchase Price”), and the gross proceeds of the sale were $99,999,984.00.  The shares of Common Stock, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants were offered and sold pursuant to a base prospectus which is included in the Company’s shelf registration statement on Form S-3 (Registration No. 333-162373) which was declared effective by the Securities and Exchange Commission (the “Commission”) on November 25, 2009; the registration statement on Form S-3MEF (Registration No. 333-163436) filed with the Commission on December 2, 2009 pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and the related prospectus supplement filed with the Commission on December 4, 2009.  The Company plans to use the proceeds from this financing for working capital as more fully described in the financing documents.  Rodman & Renshaw, LLC served as sole placement agent in the transaction.

A copy of the press release announcing the closing of the financing is attached as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2009

RINO INTERNATIONAL CORPORATION

By:	/s/ Zou Dejun
Zou Dejun
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 7, 2009.